 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): May 17, 2018

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, on May 22, 2018, the stockholders of Amyris, Inc. (the “Company”) approved (i) the 2010 EIP Amendments (as defined below), (ii) the 2010 ESPP Amendment (as defined below) and (iii) the CEO Equity Awards (as defined below), each as described in more detail under “Proposal 3 — Approval of Amendments to the Amyris, Inc. 2010 Equity Incentive Plan,” “Proposal 4 — Approval of Amendment to the Amyris, Inc. 2010 Employee Stock Purchase Plan” and “Proposal 5 — Approval of CEO Equity Awards,” respectively, in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2018 (the “Proxy Statement”), which descriptions are incorporated herein by reference. The 2010 EIP Amendments and the 2010 ESPP Amendment became effective upon such approval. The CEO Equity Awards will be granted on May 29, 2018, the first business day of the week following the week in which such awards were approved, in accordance with the Company’s existing policy regarding equity award grant dates.

On May 17, 2018, the Leadership Development and Compensation Committee of the Board of Directors (the “Board”) of the Company approved, subject to prior stockholder approval and grant of the CEO Performance Option (as defined in the Proxy Statement), an amendment to the participation agreement (the “Participation Agreement”) of John Melo, the Company’s President and Chief Executive Officer, relating to Mr. Melo’s participation in the Company’s Executive Severance Plan (the “Severance Plan”), the terms of which are described under “Executive Compensation — Potential Payments upon Termination and upon Termination Following a Change in Control” in the Proxy Statement, which description is incorporated herein by reference. Pursuant to the amendment, (i) Mr. Melo would be entitled to the rights and benefits provided for in the CEO Performance Option in connection with a change of control of the Company and (ii) in the event of any conflict between the terms of the CEO Performance Option and the Participation Agreement or the Severance Plan relating to accelerated vesting of equity awards, the terms of the CEO Performance Option would govern and control.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 22, 2018, the Company held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) for the following purposes:

•	To elect the four Class II directors nominated by the Board to serve on the Board for a three-year term (“Proposal 1”);

•	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 (“Proposal 2”);

•	To approve amendments to the Company’s 2010 Equity Incentive Plan (the “2010 EIP”) to (i) increase the number of shares of common stock available for grant and issuance thereunder by 9,000,000 shares and (ii) increase the annual per-participant award limit thereunder to 4,000,000 shares (the “2010 EIP Amendments”);

•	To approve an amendment to the Company’s 2010 Employee Stock Purchase Plan to increase the maximum number of shares of common stock that may be issued over the term of the plan by 1,000,000 shares (the “2010 ESPP Amendment”);

•	To approve the issuance to Mr. Melo under the 2010 EIP of (i) a stock option to purchase 3,250,000 shares of common stock, such award being subject to performance-based vesting conditions, and (ii) a restricted stock unit award for 700,000 shares of common stock, such award being subject to time-based vesting in four equal annual installments with an initial vesting date of July 1, 2019 (the “CEO Equity Awards”);

•	To approve certain anti-dilution provisions in, and the issuance of shares of common stock upon the exercise of, warrants issued in securities offerings completed in August 2017 in accordance with NASDAQ Marketplace Rules 5635(c) and (d) (“Proposal 6”); and

•	To act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The following Class II directors listed in Proposal 1 were elected to the Board based on the following votes:

	For	Withhold	Broker Non-Vote
Philip Eykerman	26,031,766	3,600,053	7,840,825
Frank Kung, Ph.D.	26,032,989	3,598,830	7,840,825
John Melo	25,998,998	3,632,821	7,840,825
R. Neil Williams	26,008,566	3,623,253	7,840,825

Proposal 2 was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
34,020,925	117,149	3,334,570	--

The 2010 EIP Amendments were approved by the following vote:

For	Against	Abstain	Broker Non-Vote
24,703,020	1,588,162	3,340,637	7,840,825

The 2010 ESPP Amendment was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
25,694,749	618,736	3,318,334	7,840,825

The CEO Equity Awards were approved by the following vote:

For	Against	Abstain	Broker Non-Vote
23,823,597	1,456,288	4,351,934	7,840,825

Proposal 6 was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
26,076,863	154,871	3,400,085	7,840,825

No further business was brought before the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: May 23, 2018	By:	/s/ Nicole Kelsey
Nicole Kelsey
General Counsel and Secretary